Lightbridge Announces That TDS Contact Center Customer T-Mobile Plans to Consolidate Its
Business with Other Vendors

Confirms Guidance for the Second Quarter of 2006

Burlington, MA — May 8, 2006 — Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today reported that it was advised by T-Mobile this past Friday that T-Mobile plans to consolidate its contact center business and begin the transition of that business from Lightbridge to other vendors. Lightbridge expects the transition to be substantially completed by the end of the second quarter of 2006. Thereafter, the Company does not expect T-Mobile to be a significant contact center customer. In the first quarter of 2006, Lightbridge’s contact center business operated on a break-even basis and revenue from T-Mobile was approximately $2.3 million for the quarter. The anticipated reduction in contact center business from T-Mobile will require review of the Company’s TDS contact center expense structure and the Company will align those expenses with anticipated revenues. Despite T-Mobile’s decision, at this time, Lightbridge confirms its guidance for the current quarter issued on May 4, 2006.

Commenting on T-Mobile’s decision, Timothy O’Brien, chief financial officer, stated, “T-Mobile has expressed satisfaction with Lightbridge and its services, and we are disappointed with its plan. Although T-Mobile’s business is confined to our contact center, we are analyzing T-Mobile’s decision carefully to determine what steps will be required to minimize the impact on our contact center business.”

Bob Donahue, president and chief executive officer, added, “Despite this development with T-Mobile, we continue to provide high quality products and services to our customers and our financial strength positions us well for the future. We continue to see strong performance from Authorize. Net’s business, and receive positive feedback from our TDS clients on our Enhanced Decision Management platform.”

About Lightbridge

Lightbridge, Inc. (NASDAQ:LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.

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Contacts:

Lynn Ricci
Director, Investor & Media Relations
Lightbridge, Inc.
781/359-4854
lricci@lightbridge.com

Note to Editors: LIGHTBRIDGE is a registered trademark, and the Lightbridge logo is a trademark of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.

Forward-looking Statements

Certain statements in this news release that are not historical facts, including, without limitation, those relating to the Company’s future revenue expectations from T-Mobile and plans to align costs with revenues are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, (vi) the impact of restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, and (ix) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2005 Annual Report on Form 10-K. The Company undertakes no obligation to update any forward-looking statements.